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                                                                     EXHIBIT 4.1

                           STATE OF SOUTH CAROLINA
                              SECRETARY OF STATE

                           ARTICLES OF AMENDMENT


     Pursuant to ss3-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.  The name of the Corporation is The Seibels Bruce Group, Inc.
                                   -----------------------------

2. On JULY 31, 1998, the corporation adopted the following Amendment(s) of its Articles of Incorporation (Type or attach the complete text of each Amendment):

         The Articles of Incorporation of The Seibels Bruce Group, Inc., shall be amended so as to increase the authorized number of shares of common stock, par value $1.00 per share, from 12,500,000 shares to 17,500,000 shares.

3. The manner, if not set forth in the Amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows (If not applicable, insert "Not applicable" or "NA"):

4.  Complete either a or b, whichever is applicable.
    a. /X/ Amendment(s) adopted by shareholder action.
       At the date of adoption of the Amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

                                                                                          Number of Undisputed/1
                     Number of          Number of Votes           Number of Votes             Shares Voted
Voting Group    Outstanding Shares    Entitled to be Cast    Represented at the Meeting      For        Against
------------------------------------------------------------------------------------------------------------------
Common Stock         7,765,215             7,765,215                  6,328,022            6,145,857    143,207

    b. / / Amendment(s) adopted by the incorporators or board of directors without shareholder approval pursuant to ss33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code, as amended, and shareholder action was not required.

5. Unless a delayed date is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (See ss33-1-230(b)): ___________________________________________

Date: October 7, 1998                             The Seibels Bruce Group, Inc.
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CERTIFIED TO BE TRUE AND CORRECT COPY                (Name of Corporation)
AS TAKEN FROM AND COMPARED WITH THE
ORIGINAL ON FILE IN THIS OFFICE              By: /s/ Matt P. McClure
OCTOBER 7, 1998                                 -----------------------------------
                                                           (Signature)

                                               Matt P. McClure, Corporate Secretary
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SECRETARY OF STATE OF SOUTH CAROLINA              (Type or Print Name and Office)

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1/Pursuant to ss33-10-106(6)(i), the corporation can alternatively state the total number of undisputed shares cast for the amendment by each voting group together with a statement that the number of cast votes for the amendment by each voting group was sufficient for approval by that voting group.